Exhibit 10.1
SUPPLEMENTARY POOLING AGREEMENT
This Supplementary Pooling Agreement (this “Agreement”) is made and entered into as of _March 15th _, 2006,
BY AND BETWEEN:
THE UNDERSIGNED SHAREHOLDERS OF SUN NEW MEDIA INC. (formerly known as SE GLOBAL EQUITIES CORP.) as set out in Schedule 1 hereto (collectively referred to as the “Shareholders” and individually as “Shareholder”)
AND:
SUN NEW MEDIA INC. (formerly known as SE GLOBAL EQUITIES CORP. ) , incorporated under the laws of Minnesota and having an address at PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765 (“SNMI”)
AND:
CAPITAL ALLIANCE GROUP INC., incorporated under the laws of British Columbia and having its office at Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada V5Z 4J7#i#g CAG”#j
AND
FIDELITY TRANSFER COMPANY, 1800 South West Temple. Suite 301, Salt Lake City, UT, 84115 (hereinafter called the “Trustee”)
WHEREAS:
A.	The Shareholders, SNMI, and the Trustee entered into a Pooling Agreement dated September 18, 2005 (the “Original Pooling Agreement”) and the Shareholders, SNMI and CAG entered into a Shareholdings Agreement (the “Shareholding Agreement”) (the “Original Pooling Agreement and the Shareholding Agreement” hereinafter collectively referred to as the “Original Agreements”) whereby the Shareholders agreed to deposit with the Trustee those number of shares of common stock of SNMI held by each of them as set out against their names in Appendix A of the Original Pooling Agreement (the “Pooled Shares”) and CAG agreed to maintain a stipulated level of shareholding in SNMI as set out in the Shareholding Agreement (the “Agreed Shareholding Level”), subject to and upon the respective terms and conditions of the Original Agreements.

B.	Clause 4.1(b) of the Original Pooling Agreement provides that the Trustee shall be authorised to disburse the Pooled Shares to the Shareholders upon receipt of a written instructions signed by all the Shareholders.

C.	The Shareholders, SNMI, and the Trustee entered into a Supplementary Pooling Agreement dated December 1st 2005 (the “Supplementary Pooling Agreement”) whereby SMIH and CAG agreed to release from the pool the number of shares of common stock of SNMI held by each of them as set out against their names in Schedule 2 of the Supplementary Pooling Agreement.

D.	The Shareholders now agree that the SMIH and CAG shall be entitled to: (i) the release of the number of Pooled Shares (in the case of SMIH) and (ii) a reduction of the Agreed Shareholding

Level (in the case of CAG), by such number of shares set out against their names in Schedule 2 hereto (the “Released Pooled Shares”) .

E.	Pursuant thereto, the parties now wish to enter into this Agreement to authorise the Trustee to disburse the Release Pooled Shares to SMIH in accordance with the Clause 4.1(b) of the Original Pooling Agreement, to reduce the Agreed Shareholding Level of CAG by the Released Pooled Shares and to amend the terms and conditions of the Original Agreements.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:
1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreements.
2. DISBURSEMENT OF POOLED SHARES AND REDUCTION OF AGREED SHAREHOLDING LEVEL.
     2.1 Disbursement of Pooled Shares. The Shareholders hereby authorise the Trustees to disburse to SMIH, the number of Released Pooled Shares set out against their respective names in Schedule 2 hereto, and the executed copy of this Agreement shall constitute a written instruction by all Shareholders to the Trustee for the purposes of Clause 4.1(b) of the Original Pooling Agreement, to disburse the Released Pooled Shares to SMIH in accordance with the provisions of this Clause 2.
     2.2 Reduction of Agreed Shareholding Level. SNMI, SMIH and CAG hereby agree that the Agreed Shareholding Level shall be reduced by the number of Released Pooled Shares set out against CAG’s name in Schedule 2 hereto.
     2.3 Consent. SNMI, SMIH and CAG hereby expressly consent to the disbursement of the Released Pooled Shares and the reduction of the Agreed Shareholding Level in accordance with the provisions of this Clause 2.
3. TRUSTEE’S ACTIONS. The Trustee hereby agrees that it shall do all things necessary to disburse the Released Pooled Shares to the Shareholders in accordance with Clause 2.1 above, including executing and delivering all documents required to effect the disbursement of the Released Pooled Shares to SMIH in accordance with the terms thereof.
4. AMENDMENTS OF ORIGINAL POOLING AGREEMENTS.
     4.1 Amendment. All references to the Pooled Shares in the Original Pooling Agreement and the number of Common Shares required to be maintained by CAG under Clause 1 of the Shareholding Agreement after the disbursement and the deduction pursuant to the Supplementary Pooling Agreement, shall be deemed to refer respectively to: (i) the number of Pooled Shares of SMIH remaining, or (ii) the Agreed Shareholding Level of CAG remaining, after deducting the number of Released Pooled Shares set out against their names in Schedule 2 hereto.
     4.2 Integral Part. This Agreement shall be read together with and constitutes an integral part of the Original Agreements and the Supplementary Pooling Agreement. Save as provided herein, the provisions of the Original Agreements and the Supplementary Pooling Agreement shall remain unchanged and in full force and effect.
5. MISCELLANEOUS.
     5.1 Construction; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.
     5.2 Amendments and Modifications. No party hereto shall be bound by any modification, amendment, termination, cancellation, rescission or suppression of this Agreement unless the same shall be in writing and signed by it.
     5.3 Notices. All notices and other communications hereunder shall be in writing and shall be effective when actually received by the party to which notice is sent as follows:

(a) If to SNMI, to:	With copies to:
(which shall not constitute notice)

Bruno Wu Zheng, President
Sun New Media Inc.
PO Box 297, 1142 S. Diamond Bar Blvd.,
Diamond Bar, CA 91765

(b) If to the Trustee, to:

Fidelity Transfer Company
1800 South West Temple.
Suite 301, Salt
Lake City, UT, 84115

(c) If to the SMIH, to:	(d) If to CAG
John Li Zongyang, Vice President	Toby Chu, President and CEO

Sun Media Investment Holdings Ltd.	Capital Alliance Group Inc
#387 Youjia Road, Shanghai	12F, 777 W. Broadway, Vancouver, BC
P.R.China 200031	Canada V5Z-4J7
Tel:8621-6467 7600	Tel: 604-871-9909
Fax:8621-6467 7600	Fax: 604-871-9919
or to such other address as the person to whom notice is being given may have previously furnished to the other parties in writing in the manner set forth above.
     5.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of SNMI, the Shareholders and the Trustee; provided that SNMI may assign its rights and obligations to any affiliate, but no such assignment shall relieve SNMI of its obligations hereunder. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
     5.5 Termination of Agreement. This Agreement shall terminate when all of the Pooled Shares have been disbursed according to the terms of the Original Agreements.
     5.6 Representation. Each of the parties hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.
     5.7 Other Miscellaneous Provisions.
     (a) Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Trustee is open for business.

     (b) Each party agrees that any suit, action or proceeding with respect to this Agreement, and the performance of the parties hereunder shall only be brought in the courts of the State of Nevada, including any federal court located within the State of Nevada. Accordingly, each party submits irrevocably to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding and waives irrevocably any right which it may have to bring any such suit, action or proceeding in any forum other than a court of the State of Nevada, or in any federal court located within the State of Nevada, and any defence which it may have to the enforcement of this provision, whether based on the inconvenience of the forum or otherwise.
     (c) This Agreement shall be construed in accordance with and bound by the laws of the State of Utah and the laws of the United States of America applicable in the State of Minnesota.
     (d) This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

FIDELITY TRANSFER COMPANY as Trustee		SUN NEW MEDIA INC.

By:	/s/ Fidelity Transfer Company	By:	/s/ Sun New Media Inc

	Name:		Name:
	Title:		Title:

SHAREHOLDERS

SUN MEDIA INVESTMENT HOLDINGS LTD.		CAPITAL ALLIANCE GROUP INC.

By:	/s/ Sun Media Investment Holdings Ltd	By:	/s/ Capital Alliance Group, Inc.

	Name:		Name:
	# of Shares Held:		# of Shares Held:

SCHEDULE 1
STOCKHOLDERS PARTY TO POOLING AGREEMENT

NAME OF SHAREHOLDER	NUMBER OF SHARES DEPOSITED
PURSUANT TO ORIGINAL
POOLING AGREEMENTS

Sun Media Investment Holdings Inc.	28,000,000 Common Shares (post consolidation
shares)

Capital Alliance Group Inc.	3,999,000 Common Shares (post consolidation
shares)

SCHEDULE 2
NUMBER OF POOLED SHARES TO BE RELEASED
     The number of Pooled Shares shall be released to SMIH and CAG:

NAME OF SHAREHOLDER	NUMBER OF POOLED	NUMBER OF POOLED
	SHARES TO BE	SHARES
	RELEASED	REMAINING

Sun Media Investment Holdings Inc.	8,000,000	20,000,000

Capital Alliance Group Inc.	1,142,571	2.856,429